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                                 Exhibit 23.01



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-96782, 33-26357, 2-66833, 2-96781, and 33-21908 of Pacific Enterprises on
Forms S-8 and Registration Statement Nos. 33-24830 and 33-44338 of Pacific Enterprises on Forms S-3 of our reports dated January 31, 1994, appearing in and incorporated by reference in this Annual Report on Form 10-K of Pacific Enterprises for the year ended December 31, 1994.


DELOITTE & TOUCHE LLP
Los Angeles, California
March 17, 1995